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                                 Exhibit 23.2

                  Consent of Independent Public Accountants
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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated November 15, 1996 included in Anacomp, Inc.'s Form 10-K for the four months ended September 30, 1996, the eight months ended May 31, 1996, and the twelve months ended September 30, 1995 and 1994, and to all references to our Firm included in this registration statement.


                                        Arthur Andersen LLP


Indianapolis, Indiana
  December 30, 1996